UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 9, 2011

Commission File Number:	001-05273

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216
(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108
(Address of principal executive offices)	(Zip Code)

(212) 757-3300

(Registrant’s telephone number, including area code)

NA

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

ITEM 8.01

OTHER EVENTS

On March 9, 2011, Sterling Bancorp (the “Company”) issued and sold 4,025,000 Common Shares, par value $1.00 per share (the “Common Shares”), at a price to the public of $9.60 per share. The sales were made pursuant to the Underwriting Agreement, dated March 3, 2011 (the “Underwriting Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an over-allotment option to purchase up to 525,000 Common Shares, which the Underwriters exercised in full on March 3, 2011, resulting in a total offering of 4,025,000 Common Shares. The Common Shares offered pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended, pursuant to the effective shelf registration statements on Form S-3 (File Nos. 333-158115 and 333-171844) (the “Registration Statements”).

The preceding is a summary and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto, which is incorporated herein by reference.

The Opinion and Consent of Sullivan & Cromwell LLP as to the validity of the Common Shares offered pursuant to the Underwriting Agreement are each filed herewith and are each incorporated by reference into the Registration Statements.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
Exhibit No.	Description
1.1	Underwriting Agreement, dated March 3, 2011.
5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURE

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	March 9, 2011

BY:	/s/ JOHN W. TIETJEN
JOHN W. TIETJEN
Executive Vice President
and Chief Financial Officer